Exhibit 10.2

Exhibit B

ASSUMPTION

IRETEBA MINING COMPANY, LLC., its successors and assigns (“Assignee”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby assume each and every term, covenant, obligation and condition of any kind or nature required to be kept, observed, performed, paid or otherwise satisfied by Capital Financial, LLC, a Utah limited liability company, its parents, successors and assigns (“Assignor”), under the obligations set forth in the Promissory Note attached hereto as Exhibit A and incorporated herein by this reference, including the full and timely payment of any and all amounts due thereunder.

Assignee, agrees to and shall indemnify Assignor against any and all payments, actions, claims, and demands whatsoever, including the legal and other costs of investigating or defending the same, arising out of or by reason of any act or omission of Assignee with respect to the obligations hereby assumed by it.

IN WITNESS, WHEREOF, the foregoing assumption has been executed to be effective as of November 29, 2016.

IRETEBA MINING COMPANY, LLC.

By [signature]
Bruce Yeomans, Manager

SUBSCRIBED AND SWORN to, before me, on the 2 day of Dec, 2016.

[signature]
NOTARY PUBLIC

RYAN T KIRTLEY
Notary Public
State of Utah
Comm. No. 659707
My Comm. Expires Dec 5, 2017

[State of Utah]
§
[County of Salt Lake]

On this 2 day of Dec, 2016, before me Bruce Yeomans, a Notary Public, personally appeared Ryan T Kirtley personally known to me to be the person(s) whose name(s) is (are) subscribed to on this instrument, and acknowledged that he (she) (they) executed the same.

[signature] Notary Public

Commission Expires Dec 5 2017